EX-28.e.1.b

Schedule A

Underwriting Agreement

between Nationwide Mutual Funds and

Nationwide Fund Distributors LLC

Effective May 1, 2007

Amended             , 2014

Name of Fund

Nationwide Fund

Nationwide Growth Fund

Nationwide Bond Fund

Nationwide Government Bond Fund

Nationwide Money Market Fund

Nationwide Short Duration Bond Fund

Nationwide Enhanced Income Fund

Nationwide S&P 500 Index Fund

Nationwide Small Cap Index Fund

Nationwide Mid Cap Market Index Fund

Nationwide International Index Fund

Nationwide Bond Index Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Investor Destinations Moderate Fund

Nationwide Investor Destinations Moderately Conservative Fund

Nationwide Investor Destinations Conservative Fund

Nationwide Destination 2010 Fund

Nationwide Destination 2015 Fund

Nationwide Destination 2020 Fund

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Retirement Income Fund

Nationwide U.S. Small Cap Value Fund

Nationwide International Value Fund

Nationwide Portfolio Completion Fund

Nationwide Small Company Growth Fund

Nationwide Global Equity Fund

Nationwide High Yield Bond Fund

Nationwide Inflation-Protected Securities Fund

Nationwide Core Plus Bond Fund

Nationwide Bailard Cognitive Value Fund

Nationwide Bailard International Equities Fund

Nationwide Bailard Technology & Science Fund

Nationwide Geneva Mid Cap Growth Fund

Nationwide Geneva Small Cap Growth Fund

Nationwide HighMark Balanced Fund

Nationwide HighMark California Intermediate Tax Free Bond Fund

Nationwide HighMark Bond Fund

Nationwide HighMark Large Cap Core Equity Fund

Nationwide HighMark Large Cap Growth Fund

Nationwide HighMark National Intermediate Tax Free Bond Fund

Nationwide HighMark Short Term Bond Fund

Nationwide HighMark Small Cap Core Fund

Nationwide HighMark Value Fund

Nationwide Ziegler Equity Income Fund

Nationwide Ziegler NYSE Arca Tech 100 Index Fund

Nationwide Ziegler Wisconsin Tax Exempt Fund

Nationwide Bailard Emerging Markets Equity Fund

Nationwide Diverse Managers Fund

Nationwide Mid Cap Value Fund

*	As approved by the Board of Trustees at its meeting held on March 11-12, 2014.